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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of The Hertz Corporation on Form S-8 (File No. 333- ) of our report dated January 18, 2000, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the 1999 Annual Report on Form 10-K.

                                                      PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 20, 2000

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